UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                                           [ X ]
Filed by a Party other than the Registrant                                                                           [     ]

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[   ]           Preliminary Proxy Statement
[     ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
[ X ]           Definitive Proxy Statement
[     ]           Definitive Additional Materials
[     ]           Soliciting Material under Rule 14a-12

DE BEIRA GOLDFIELDS INC.
(Name of Registrant As Specified In Chapter)

n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ X ]           No fee required

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[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Definitive Copy
DE BEIRA GOLDFIELDS INC.
30 Ledgar Road
Balcatta, Australia
6021

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held on Monday, August 30, 2010.

To the shareholders:

Notice is hereby given that a Special Meeting of the Shareholders of De Beira Goldfields Inc., a Nevada corporation (the “Company”), will be held at 3:30 p.m. local time on Monday, August 30, 2010 at the offices of Corporate Consultants Pty Ltd, 30 Ledgar Road, Balcatta, Western Australia, 6021, and any adjournments or postponements thereof (the “Special Meeting”) for the following purposes:

1.	To consider and vote for the election of the following person to serve as the sole director of the Board of Directors of the Company until his successor has been elected and qualified: Klaus Eckhof.

2.
To consider and vote upon a proposal to approve an amendment to the Articles of Incorporation, as amended, to change the name of the Company to “Panex Resources Inc.” (the “Name Change Amendment”).  Upon approval of the shareholders a Certificate of Amendment to the Articles will be filed in the office of the Secretary of State of the State of Nevada in accordance with the laws of the State of Nevada.

3.
To consider and vote upon a proposal to approve an amendment to the Articles of Incorporation, as amended, to increase the authorized shares of common stock from 75,000,000 shares to 500,000,000 shares of common stock with a par value of one tenth of one cent ($0.001) per share (the “Capital Amendment”).  Upon approval of the shareholders a Certificate of Amendment to the Articles will be filed in the office of the Secretary of State of the State of Nevada in accordance with the laws of the State of Nevada.

4.
To consider and vote upon a proposal to approve and ratify the engagement of GHP Horwath, P.C. (“GHP”) to serve as the independent registered public accounting firm for the Company for the fiscal year ended August 31, 2010.

All shareholders of record at the close of business on July 6, 2010 will be entitled to notice of, and to vote at the Special Meeting or any adjournments or postponements thereof.  This proxy statement and the accompanying proxy card are first being mailed to the Company’s shareholders on or about July 26, 2010.

Whether or not you plan to attend the Special Meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.  If you attend the Special Meeting, you may vote in person if you wish, even if you previously returned your proxy card.

By Order of the Board of Directors

/s/ Klaus Eckhof
_______________________________
  Klaus Eckhof – President & CEO
  Balcatta, Australia
  July 19, 2010

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DE BEIRA GOLDFIELDS INC.
30 Ledgar Road
Balcatta, Australia
6021

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS - AUGUST 30, 2010.

General Information

This proxy statement is furnished to shareholders of De Beira Goldfields Inc., a Nevada corporation (“De Beira” or the “Company”), in connection with the solicitation of proxies by its Board of Directors for use at the Special Meeting of shareholders to be held on Monday, August 30, 2010 at 3:30 p.m. local time at the offices of Corporate Consultants Pty Ltd, 30 Ledgar Road, Balcatta, Western Australia, 6021, and at any adjournment or postponements of the meeting (the “Special Meeting”), for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.  The approximate date that this proxy statement and the enclosed proxy card are first being first mailed is July 26, 2010.

Voting Information

Only shareholders of record at the close of business on July 6, 2010 are entitled to execute proxies or to vote at the Special Meeting.  As of that date there were outstanding 67,046,785 shares of common stock with a par value of one tenth of one cent ($0.001) per share (“Common Stock”).  Each holder of Common Stock is entitled to one vote for each share of Common Stock held with respect to the matters mentioned in this proxy statement and any other matters that may properly come before the Special Meeting.  A quorum for the transaction of business at the Special Meeting is 25% of the total shares entitled to vote. Each matter to be acted upon at the meeting will be approved if the votes “for” are greater than the votes “against”.  Abstentions and “broker non-votes” are counted in determining a quorum, but are not counted “for” or “against” any matter.  There are no dissenters’ rights of appraisal with respect to the matters to be acted upon at the Special Meeting.

Under applicable rules governing brokers who represent Common Stock held in street name, brokers have the authority to vote that Common Stock on routine matters but not on non-routine matters.  The ratification of the Company’s independent public accountants (“Proposal 4”) is considered a routine matter.  The election of the Company’s directors (“Proposal 1”) and the amendment to the Company’s Articles of Incorporation to change the name (“Proposal 2”) and to increase the authorized capital (“Proposal 3”) are considered non-routine matters.

Voting Methods

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Special Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” Proposal One — the election of each of the nominees to the Board named herein, “FOR” Proposal Two  — the Name Change Amendment of the Articles of Incorporation,  “FOR” Proposal Three  — the Capital Amendment of the Articles of Incorporation, and “FOR” Proposal Four — the ratification of GHP as the Company’s independent public accountants. If, however, other matters are properly presented, the persons named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

The manner in which your shares of the Company’s Common Stock may be voted depends on how your shares are held.  If you own shares of the Company’s Common Stock of record, a proxy card for voting those shares will be included with this proxy statement.  If at the close of business on July 6, 2010 your shares were registered directly in your name with the Company’s transfer agent, Empire Stock Transfer Inc., then you are a shareholder of record.

If you own shares in street name, meaning that your shares are held by a bank or brokerage firm or other nominee, you may instead receive a voting instruction form from that institution with this proxy statement to instruct it how to vote your shares.

All votes will be tabulated by a proxy scrutineer appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  A list of the shareholders entitled to vote at the Special Meeting will be available at the Company’s executive office, located at 30 Ledgar Road, Balcatta, Australia for a period of 10 days prior to the Special Meeting for examination by any shareholder.

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Completed proxy cards, together with the power of attorney or other authority, if any, under which it was signed or a notarially certified copy thereof, must be deposited with the Company at its executive office at 30 Ledgar Road, Balcatta, Western Australia, 6021 at least 48 hours, (excluding Saturdays and holidays) before the time of the meeting or adjournment thereof.

Attendance and Voting at the Special Meeting

If you own shares on the Record Date, you may attend the Special Meeting and vote in person, regardless of whether you have previously voted by proxy card.  If you own shares in street name, you may attend the Special Meeting, but in order to vote your shares at the Special Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares.  You should contact your bank or brokerage account representative to learn how to obtain a legal proxy.  Management encourages you to vote your shares in advance of the Special Meeting, even if you plan on attending the Special Meeting.  If you have already voted prior to the Special Meeting, you may nevertheless change or revoke your vote at the Special Meeting in the manner described below.

Revocation

If you own shares of record, you may revoke a previously granted proxy at any time before it is voted by delivering a written notice of revocation or a duly executed proxy bearing a later date to Klaus Eckhof, the President and Chief Executive Officer of the Company, or by attending the Special Meeting and voting in person.  Any stockholder owning shares in street name may change or revoke previously granted voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Special Meeting.

Item 6.                      Voting Securities and Principal Holders Thereof.

Voting Securities

As of July 6, 2010, there were 67,046,785 shares of Common Stock of the Company issued and outstanding.  Each share of Common Stock entitles the holder thereof to one vote.

The following tables set forth, as of the date of this proxy statement, the total number of shares of Common Stock owned beneficially by the present owners of 5% or more of the Company’s total outstanding shares of Common Stock and the Company’s director and officers, individually and as a group.  The shareholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Security Ownership of Certain Beneficial Owners (more than 5%)

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class [2]
shares of common stock	Orca Trading GmbH Ingolstaedter Strasse 24 85283 Wolnzach, Germany	6,000,000	8.95%
shares of common stock	Lars Pearl Hofnerstrasse 13 Unterageri, Switzerland 6341	5,250,000	7.83%
shares of common stock	Carrington International Ltd Schloss Enzesfeld A-2551 Enzesfeld-Lindabrunn Austria	4,000,000	5.96%
shares of common stock	EL & A Ltd Goldschmiedgasse 9/1/16, A-1010 Vienna Austria	4,000,000	5.96%

[1]    The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Form 10-K from options, warrants, rights, conversion privileges or similar obligations excepted as otherwise noted.

[2]	Based on 67,046,785 shares of common stock issued and outstanding as of July 6, 2010.

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Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]
shares of common stock	Klaus Eckhof 30 Ledgar Road Balcatta, Western Australia, 6021	714,285	1.06%
shares of common stock	Susmit Shah 30 Ledgar Road Balcatta, Western Australia, 6021	Nil	0%
shares of common stock	Directors and Executive Officers (as a group)	714,285	1.06%
[1] Based on 67,046,785 shares of common stock issued and outstanding as of July 6, 2010.

Changes in Control

The Company is not aware of any arrangement that may result in a change in control of the Company.

Item 7.                      Directors and Executive Officers.

LEGAL PROCEEDINGS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

The Company is not aware of any legal proceedings to which any current or prospective director, officer, affiliate of the Company, or owner of more than five percent of the Company’s shares of Common Stock (beneficially or of record) is a party adverse in interest to the Company.  The Company is also not aware of any legal proceedings to which either Klaus Eckhof or Susmit Shah is a party adverse in interest to the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each director of the Company holds office until (i) the next annual meeting of the stockholders, (ii) his successor has been elected and qualified, or (iii) the director resigns.

The names, addresses, ages and positions of the Company’s officers and directors that held their positions during or since the fiscal year ended August 31, 2009 are set forth below:

Name and Address	Age	Positions
Klaus Eckhof 30 Ledgar Road Balcatta, Western Australia, 6021	52	President, Chief Executive Officer, Chairman and director
Susmit Shah 30 Ledgar Road Balcatta, Western Australia, 6021	53	Chief Financial Officer, Treasurer, and Corporate Secretary

Klaus Eckhof Dipl. Geol. TU, AusIMM ●  Mr. Eckhof  has been the Chairman of the Company since May 2006 and was appointed sole director and Chief Executive Officer on June 1, 2008.  Mr. Eckhof is a senior exploration geologist and a member of the Australian Institute of Mining and Metallurgy. Mr. Eckhof has many global contacts and has been instrumental in sourcing and developing successful projects in Australia, Africa, Russia, South America and the Philippines.

Since 1994, Mr. Eckhof has managed his own geological consultancy company and has considerable experience in assessing and acquiring mineral prospects around the world.  He was formerly President and Chief Executive Officer of Moto Goldmines Limited, a company which is listed on the Toronto Stock Exchange and within four years from Mr. Eckhof’s appointment discovered just under 20,000,000 ounces of gold and completed a Bankable Feasibility Study (BFS) in the Democratic Republic of Congo (DRC).  He is currently Chief Executive officer of KILO Goldmines Ltd.

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During the past three years, Mr. Eckhof has also served as a director of the following listed companies: Moto Goldmines Limited (February 2003 - January 2008), Elemental Minerals Ltd (February 2006 - November 2007), Aurora Gold Inc (July 2004 to May 2007), Aspire Mining Limited (previously Windy Knob Resources Ltd) (April 2008 - September 2009), Condor Resources plc (since May 2006), African Metals Corporation (since November 2005) and Carnavale Resources Ltd (since January 2008).

Susmit Mohanlal Shah CA, Corporate ● Mr. Shah has been the Chief Financial Officer, Treasurer, and Corporate Secretary of the Company since June 2006.  Mr. Shah is a chartered accountant with over 20 years’ experience.  Over the last 15 years, Mr. Shah has been involved with a diverse range of Australian public listed companies in company secretarial and financial roles.

Identify Significant Employees

The Company currently does not have any significant employees.

Family Relationships

There are no family relationships among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past ten years, none of the Company’s directors or officers has been:

•	a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

•	convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any               court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;

•
found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•
found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

▪	any Federal or State securities or commodities law or regulation; or

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▪
any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

▪	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

(a)           Transactions with Related Persons

Since the inception of the Company on May 28, 2004, no director, executive officer, security holder, or any immediate family of such director, executive officer, or security holder has had any direct or indirect material interest in any transaction or currently proposed transaction, which the Company was or is to be a participant, that exceeded the lesser of (1) $120,000 or (2) one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, except for the following:

Consultant Agreements

Mr. Eckhof and Mr. Shah are directors and shareholders of Corporate Consultants Pty Ltd. (“CCPL”).  CCPL provides administration, accounting and company secretarial services to the Company.  Fees paid or payable to CCPL for the year ended August 31, 2009 were $21,492 (2008 - $30,981).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All reports were filed with the SEC on a timely basis and the Company is not aware of any failures to file a required report during the Company’s previous fiscal year and for the period up to and including the date of this Schedule 14A.

CORPORATE GOVERNANCE

No Audit Committee

The Company does not have a standing audit committee nor an audit committee charter.  The functions of an audit committee are currently assumed by the Company’s Board of Directors.

No Audit Committee Financial Expert

Additionally, the Company does not have a member on its board of directors that has been designated as an audit committee “financial expert”.  Management does not believe that the addition of such an expert would add anything meaningful to the Company at this time.  It is also unlikely the Company would be able to attract an independent financial expert to serve on its Board of Directors at this stage of its development.  In order to entice such a director to join its Board of Directors the Company would probably need to acquire directors’ errors and omission liability insurance and provide some form of meaningful compensation to such a director; two things the Company is unable to afford at this time.

Board Leadership Structure and Role in Risk Oversight

The Company’s chairman of the board is currently Klaus Eckhof.  Pursuant to the Company’s By-Laws the chairman of the board will preside at all meetings of directors and shareholders, and will be responsible to ensure that all orders and resolutions of the Board of Directors are carried into effect.

The Board of Directors is responsible for overseeing the overall risk management process.  Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the Board of Directors participates in the oversight of the process.  The oversight responsibility of the Company’s Board of Directors is enabled by management reporting processes that are designed to provide visibility to the Board of Directors about the identification, assessment, and management of critical risks.  These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance, and other risks.

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Director Independence

The Company currently does not have any independent directors, as the term “independent” is defined by NASDAQ Marketplace Rule 4200(a)(15).  An “independent director” means a person other than an executive officer or employee of the issuer or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director, and includes any director who accepted any compensation from the issuer in excess of $200,000 during any period of 12 consecutive months with the three past fiscal years.  Also, the ownership of the issuer’s stock will not preclude a director from being independent.

The Company currently only has one director on its Board of Directors, Mr. Klaus Eckhof.  The Company’s Common Stock is currently traded on the Pink Sheets, which does not require that a majority of the Board of Directors be independent.  The Company does not have a compensation committee, nominating committee or audit committee.  The functions of these committees are performed by the Board of Directors.

Meeting of Directors

There were no meetings of the Board of Directors during the last full fiscal year, and all actions taken by the Board of Directors were taken by consent resolution.

No Nominating Committee

The Company does not have a standing nominating committee nor a nomination committee charter.  The Board of Directors is responsible for identifying new candidates for nomination to the Board.  The Company has not adopted a policy that permits shareholders to recommend candidates for election as directors or a process for shareholders to send communications to the Board of Directors.

No Compensation Committee

The Company does not have a standing compensation committee nor a compensation committee charter. The functions of a compensation committee are currently assumed by the Board of Directors.

Shareholder Communications

The Company has not provided any separate process for communicating with the Board of Directors.  Communications to the Board of Directors may be directed to the Company at the address and telephone number set out on the cover page to this information statement.

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Item 8.                      Compensation of Directors and Executive Officers.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Company paid $43,799 in compensation to its named executive officers during its fiscal year ended August 31, 2009.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan ($) (g)	Non-qualified Deferred Compen- sation Earnings ($) (h)	All other compen-sation ($) (i)	Total ($) (j)
Klaus Eckhof Chairman May 2006 – present CEO and President June 2008 - present	2007 2008 2009	48,145 54,940 43,799	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	48,145 54,940 43,799
Susmit Shah (1) CFO June 2006 – present	2007 2008 2009	87,559 30,981 21,492	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	87,559 30,981 21,492
Reg Gillard CEO and President April 2006 – June 2008	2007 2008 2009	49,622 39,538 n/a	nil nil n/a	Nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	49,622 39,538 n/a

 (1)  Administration, accounting and secretarial fees of $21,492 (2008 - $30,981) were paid or payable to Corporate Consultants Pty Ltd, a company in which Mr. Shah is a director and has a beneficial interest.

Since the Company’s inception, no stock options, stock appreciation rights, or long-term incentive plans have been granted, exercised or repriced.

Currently, there are no arrangements between the Company and any of its directors whereby such directors are compensated for any services provided as directors.

There are no other employment agreements between the Company and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer which provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of the Company or from a change in a named executive officer’s responsibilities following a change in control, with the exception of the following:

Management Agreement

Pursuant to the terms and conditions of a management agreement, the Company had retained the services of Reg Gillard for a term of 12 months beginning April 19, 2006 which expired on April 18, 2007.  However, the agreement continued and was reviewed on a monthly basis until Mr. Gillard’s resignation on June 1, 2008.  See Exhibit 10.2 - Management Agreement for more details.

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Item 9.                      Independent Public Accountants.

The Board of Directors has selected GHP Horwath, P.C. (“GHP”) as its registered public accounting firm to audit the Company’s financial statements for fiscal 2010 and recommends that the shareholders ratify the selection.  GHP has audited the Company’s financial statements annually since the 2006 fiscal year, including the Company’s financial statements for fiscal 2009.  Shareholder ratification is not required by the Company’s Articles of Incorporation, but the Board of Directors is submitting the selection for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain GHP.   Even if the selection is ratified, the Board of Directors in its discretion may direct the selection of different independent auditors at any time during the year if the Board of Directors determines that such a change would be in the Company and its shareholders’ best interests.  Management does not expect representatives of GHP to be present at the Special Meeting, but they will have the opportunity to make a statement if they wish to do so.  Management also expects that they will not be available to respond to appropriate questions.

(1)  Audit Fees and Related Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for the Company’s audit of its annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was:

2009 - $12,500 - GHP Horwath, P.C.
2008 - $15,500 - GHP Horwath, P.C.

(2)  Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for audit related services by the principal accountants that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported in the preceding paragraph:

2009 - $Nil - GHP Horwath, P.C.
2008 - $Nil - GHP Horwath, P.C.

(3)  Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning was:

2009 - $Nil - GHP Horwath, P.C.
2008 - $Nil - GHP Horwath, P.C.

(4)  All Other Fees

The aggregate fees billed in each of the last two fiscal years for the products and services provided by the principal accountant, other than the services reported in paragraphs (1) and (2) was:

2009 - $Nil - GHP Horwath, P.C.
2008 - $Nil - GHP Horwath, P.C.

(5)           The Company does not have an audit committee.  Therefore the Company’s Board of Director’s pre-approval policies and procedures described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X were that the Board of Director’s pre-approve all accounting related activities prior to the performance of any services by any accountant or auditor.

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Matters to be Acted Upon at the Special Meeting

Proposal 1:  Election of Directors

The Company’s By-Laws provide authorization to the Board of Directors of the Company to fix from time to time by resolution the number of directors of the Company.  The Board of Directors has currently set the number of directors of the Company at one director.  Directors hold office until their respective successors are elected and qualified or until their earlier death, resignation or removal.  It is intended that the shareholders will elect the following nominee for director.  It is intended that the proxies solicited hereby will be voted “for” election of the following nominee unless otherwise specified: (i) Klaus Eckhof.  Mr. Eckhof is currently a member of the Board of Directors.  For a description of their respective background and experience, including their respective principal occupations during the past five years and the name and principal business in which such occupations were carried on, and the nominating process, please see below:

Klaus Eckhof Dipl. Geol. TU, AusIMM ●  Mr. Eckhof  (52 years old) has been the Chairman of the Company since May 2006 and was appointed sole director and Chief Executive Officer on June 1, 2008.  Mr. Eckhof is a senior exploration geologist and a member of the Australian Institute of Mining and Metallurgy. Mr. Eckhof has many global contacts and has been instrumental in sourcing and developing successful projects in Australia, Africa, Russia, South America and the Philippines.

Since 1994, Mr. Eckhof has managed his own geological consultancy company and has considerable experience in assessing and acquiring mineral prospects around the world.  He was formerly President and Chief Executive Officer of Moto Goldmines Limited, a company which is listed on the Toronto Stock Exchange and within four years from Mr. Eckhof’s appointment discovered just under 20,000,000 ounces of gold and completed a Bankable Feasibility Study (BFS) in the Democratic Republic of Congo (DRC).  He is currently Chief Executive officer of KILO Goldmines Ltd.

During the past five years, Mr. Eckhof has also served as a director of the following listed companies: Moto Goldmines Limited (February 2003 - January 2008), Elemental Minerals Ltd (February 2006 - November 2007), Aurora Gold Inc (July 2004 to May 2007), Aspire Mining Limited (previously Windy Knob Resources Ltd) (April 2008 - September 2009), Condor Resources plc (since May 2006), African Metals Corporation (since November 2005) and Carnavale Resources Ltd (since January 2008).

Vote Required and Recommendation

The nominee for election to the Board of Directors who receives the greatest number of votes cast for the election of Directors by the shares present, in person or by proxy, will be elected the sole director of the Company.  The holders of shares of the Company’s Common Stock will vote on the election of Directors and each share of Common Stock will have one vote per share.  Shareholders do not have the right to cumulate their votes for Directors.  In the election of Directors, abstentions and broker non-votes are disregarded and will have no effect on the outcome of the vote.

The Board recommends that shareholders vote FOR the nominee for director set forth above.

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Proposal 2:  Approval of Amendment to the Articles of Incorporation to Change the Name of the Company

The Board of Directors will approve an amendment to the Company’s Articles of Incorporation to change the name of the Company to “Panex Resources Inc.”.

Proposed Change to Corporate Name

Under the amendment to the Articles of Incorporation, the Company’s name will be changed to “Panex Resources Inc.” from “De Beira Goldfields Inc.”.

Reasons for proposal

The Board of Directors believe that the amendment is in the best interests of the Company and its shareholders.

Management wants to expand the Company’s focus and identify and assess new projects for acquisition purposes that are more global in nature.  Management will continue to focus on exploring and adding value to the project interests already acquired but will also now focus on new projects on an international level.  In anticipation of expanding its focus, management has decided that the Company should begin the timely process of changing its name.  Management believes that the name change will result in the Company having a name that more accurately reflects the new focus of its business.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device.  However, as indicated above, the purpose of the name change is to have a name that more accurately reflects the new focus of the Company’s business, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company.  The amendment is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of Common Stock or obtain control of the Company.

The Company has no anti-takeover mechanisms present in its governing documents or otherwise.  Management confirms that there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Other provisions of the Company’s Articles of Incorporation and By-Laws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its Board of Directors and management.

Interest of Management in the Amendment to the Articles of Incorporation

Management does not have a direct or indirect material interest in this proposed amendment to the Articles of Incorporation.

Vote Required and Recommendation

The approval of the amendment to the Company’s Articles of Incorporation to change the name of the Company requires the affirmative vote of the holders of the Company’s Common Stock representing a majority of the voting power of the Company’s outstanding voting securities on the Record Date.  Broker non-votes will have the same effect as a vote against the proposal to amend the Company’s Articles of Incorporation to change its name to “Panex Resources Inc.” Abstentions will be counted as present at the Special Meeting for purposes of this matter and will have the effect of a vote against the proposal to amend the Company’s Articles of Incorporation to change its name to “Panex Resources Inc.”

The Board recommends that shareholders vote FOR approval of the amendment to the Company’s Articles of Incorporation to change the name of the Company from “De Beira Goldfields Inc.” to “Panex Resources Inc.”

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Proposal 3:  Approval of Amendment to the Articles of Incorporation to Increase the Authorized Capital

The Board of Directors will approve an amendment to the Company’s Articles of Incorporation to increase its authorized capital from 75,000,000 shares of Common Stock with a par value of one tenth of one cent ($0.001) per share to 500,000,000 shares of Common Stock with a par value of one tenth of one cent ($0.001) per share.

Proposed changes in authorized capital

Under the amendment to the Articles of Incorporation, the Company’s authorized capital stock will be 500,000,000 shares of Common Stock with a par value of $0.001 per share. The Company’s authorized capital currently consists of 75,000,000 shares of Common Stock.

Reasons for proposal

The Board of Directors believe that the amendment is in the best interests of the Company and its shareholders.  The Board of Directors believe that the increase is necessary so that the Company will have a sufficient number of authorized shares to meet its obligations to issue additional shares and for future contingencies.  The increase in authorized capital may also be necessary in order to have sufficient shares to issue upon conversion of notes, exercise of warrants and options.

The objective of the proposed change in the authorized capital structure of the Company is to allow for future issuances of Common Stock of the Company in accordance with forward stock splits, proposed equity financings, debt settlement, and contractual provisions.  Moreover, based upon the Company’s historical losses from operations, the Company will require additional funding in the future.  If the Company cannot obtain capital through private offerings and financings or otherwise, its ability to execute developmental plans will be greatly limited. Historically, the Company has funded its operations through the issuance of equity.  The Company’s potential future cash flow and availability of financing may be subject to the appeal of private offerings, including the market prices of its Common Stock.  Further, debt financing, if utilized, could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations.

The Board of Directors believe that an increase in the authorized capital structure will increase the marketability and liquidity of the Company in the future. The newly authorized shares of Common Stock will be available for issuance at the discretion and approval of the Company’s Board of Directors, without any further shareholder action.  Since the Board of Directors will have the authority to issue additional shares of Common Stock to provide additional financing in the future, the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of Common Stock.  If the Company does issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders.  As a result of such dilution, a shareholder’s proportionate ownership interest and voting power will be decreased accordingly.  Further, any such issuances could result in a change of control.  As at the date of this proxy statement, the Board of Directors does not anticipate any immediate issuance of shares of Common Stock.

Lastly, an increase in the Company’s authorized capital could provide potential anti-takeover defenses, such as the “poison pill” or “golden parachute” defense.  A “poison pill” defense may include adoption of a shareholder rights plan pursuant to which holders of Common Stock would receive one right for each share held allowing them an option to buy more shares of Common Stock.  If a suitor company makes an unwelcome bid, the rights can begin trading separate from the shares.  If the takeover bid is successful, the shareholder rights may be exercised to purchase shares at a discount from the going market price.  All the shareholders except the acquirer can exercise their rights to purchase shares at a discount.  This results in a significant dilution in the shareholders of the acquirer.  A “golden parachute” defense may include provisions in stock option plans or employment agreements, which are triggered when there is a substantial change in the control of the corporation.

As of the date of this proxy statement, the Company has no specific plans to issue shares of Common Stock in accordance with the terms of private placement offerings for financing purposes and upon the conversion of notes.

Interest of Management in the Amendment to the Articles of Incorporation

Management does not have a direct or indirect material interest in this proposed amendment to the Articles of Incorporation.

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Common Stock

Shares of Common Stock may be issued from time to time as the Board of Directors may determine.  Holders of Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore after any applicable requirements with respect to preferential dividends have been met.  In the event of liquidation, holders of Common Stock will be entitled to a proportionate share in any distribution of the Company’s assets after the payment of liabilities and after distribution in full of preferential amounts, if any.  Holders of Common Stock will not have preemptive rights.  Each share of Common Stock will be entitled to one vote, and cumulative voting will not be permitted in the election of directors.

A quorum for the transaction of business at any meeting of the shareholders will be 25% of the shares entitled to vote. The affirmative vote of the holders of at least a majority of the shares voted at a meeting of the shareholders at which a quorum is present will constitute shareholder approval of matters to be acted upon by the shareholders.

Shareholders may act by written consent of a majority of the shares entitled to vote, subject to any greater voting requirements as set forth in the applicable legislation.

Vote Required and Recommendation

The approval of the amendment to the Company’s Articles of Incorporation to increase the authorized capital of the Company requires the affirmative vote of the holders of the Company’s Common Stock representing a majority of the voting power of the Company’s outstanding voting securities on the Record Date.  Broker non-votes will have the same effect as a vote against the proposal to amend the Company’s Articles of Incorporation to increase the authorized capital to 500 million shares. Abstentions will be counted as present at the Special Meeting for purposes of this matter and will have the effect of a vote against the proposal to amend the Company’s Articles of Incorporation to increase the authorized capital to 500 million shares.

The Board recommends that shareholders vote FOR approval of the amendment to the Company’s Articles of Incorporation to increase the authorized capital of the Company from 75,000,000 shares of common stock with a par value of one tenth of one cent ($0.001) per share to 500,000,000 shares of common stock with a par value of one tenth of one cent ($0.001) per share.

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Proposal 4: Ratification of the Engagement of GHP as the Principal Auditor for the Company for the Fiscal Year Ended August 31, 2010.

The Board of Directors has selected GHP as its registered public accounting firm to audit the Company’s financial statements for fiscal 2010 and recommends that the shareholders ratify the selection.  GHP has audited the Company’s financial statements annually since the 2006 fiscal year, including the Company’s financial statements for fiscal 2009.  Shareholder ratification is not required by the Company’s Articles of Incorporation, but the Board of Directors is submitting the selection for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain GHP.   Even if the selection is ratified, the Board of Directors in its discretion may direct the selection of different independent auditors at any time during the year if the Board of Directors determines that such a change would be in the Company and its shareholders’ best interests.  Management does not expect representatives of GHP to be present at the Special Meeting, but they will have the opportunity to make a statement if they wish to do so.  Management also expects that they will not be available to respond to appropriate questions.

Vote Required and Recommendation

The ratification of the selection of GHP as the Company’s independent public accountants for the fiscal year ending August 31, 2010, requires the affirmative vote of a majority of the holders of the Company’s Common Stock represented, either in person or by proxy, and entitled to vote at the Special Meeting.  Broker non-votes will have no effect on the outcome of this matter.  Abstentions will be counted as present at the Special Meeting for purposes of this matter and will have the effect of a vote against the ratification of the appointment of GHP.

The Board recommends that shareholders vote FOR the ratification of the selection of GHP as the Company’s independent public accountants for the fiscal year ended August 31, 2010.

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Availability of Form 10-K Annual Report

A copy of the Company’s annual report on Form 10-K for the fiscal year ended August 31, 2009, exclusive of certain exhibits filed with the SEC, accompanies this proxy statement.  These exhibits, as well as the Company’s interim quarterly reports on Form 10-Q and other reports that the Company filed with the SEC, are available without charge to shareholders upon written request to Susmit Shah, Chief Financial Officer, c/o De Beira Goldfields Inc., 30 Ledgar Road, Balcatta, Western Australia, 6021.  No portion of the Annual Report is incorporated into this proxy statement or is to be considered proxy-soliciting material.  Copies of the Company’s filings are also available at the SEC website at www.sec.gov.

Cost of Mailing and Solicitation

The cost of preparing, assembling and mailing this proxy statement and the enclosed proxy card is to be borne by the Company.  In addition to the use of the mail, the Company’s employees may solicit proxies personally and by telephone.  The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries.  The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies.  The Company may reimburse such persons for their expenses in so doing.  At this time, management does not anticipate that the Company will be retaining a third-party solicitation firm, but should management determine in the future that it is in the Company’s best interests to do so, management will retain a solicitation firm and pay for all costs and expenses associated with retaining this solicitation firm.

Information Concerning Stockholder Proposals

Pursuant to Section 2.5 of Article Two of the Company’s By-Laws, business transacted at any special meeting of shareholders is limited to the purposes stated in the notice of meeting.  As a result no shareholder proposals will be presented at the Special Meeting.

Shareholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission and the Company’s By-Laws.  Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in the proxy statement for the Company’s next annual meeting of shareholders.  These shareholder proposals, along with proof of ownership of Common Stock in accordance with Rule 14a-8(b)(2), must be received by the Company no later than March 18, 2011, which is 120 calendar days prior to the anniversary date of the mailing of this proxy statement.  All shareholder proposals must be in compliance with applicable laws and regulations and the Company’s By-Laws in order to be considered for possible inclusion in the proxy statement and proxy card for the next annual meeting of shareholders.  Shareholders also are advised to review the Company’s By-Laws, which contain additional procedural and substantive requirements (other than non-binding proposals presented under Rule 14a-8) and director nominations.  Shareholder proposals should be addressed to the Company’s Corporate Secretary at the principal executive offices located at 30 Ledgar Road, Balcatta, Australia, 6021.

It is recommended that shareholders submitting proposals utilize certified mail and return receipt requested in order to provide proof of timely receipt.  The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in the Company’s By-Laws and conditions established by the Securities and Exchange Commission.

“Householding” of Documents

The Company is sending only one set of proxy material to eligible shareholders who share a single address unless the Company received instructions to the contrary from any shareholder at that address.  This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs.  If registered shareholders residing at addresses with other registered shareholders wish to receive separate annual reports or proxy statements in the future, they may contact Susmit Shah, the Company’s Corporate Secretary, at 011 618 9240 6717 or by mail to the address on page 1 of this proxy statement.  You can also request delivery of single copies of the documents if you are receiving multiple copies.

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SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, De Beira Goldfields Inc. caused this Schedule 14A to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:  July 19, 2010

DE BEIRA GOLDFIELDS INC.

By:            /s/ Klaus Eckhof
Klaus Eckhof
President and CEO

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PROXY CARD

Special Meeting of Shareholders
of
De Beira Goldfields Inc.
August 30, 2010

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
EACH OF THE PROPOSALS SET FORTH BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

1.  PROPOSAL 1: To elect the one nominee listed in the Proxy Statement to the Company’s Board of Directors.

NOMINEES:
☐FOR ALL NOMINEES	☐ Klaus Eckhof
☐WITHHOLD AUTHORITY FOR ALL NOMINEES
☐FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☐

2. PROPOSAL 2: To approve an amendment to the Company’s Articles of Incorporation to change the name of the Company to “Panex Resources Inc.”
for	against	abstain
☐	☐	☐

3. PROPOSAL 3: To approve an amendment to the Company’s Articles of Incorporation to increase the authorized capital to 500,000,000 shares of common stock with a par value of one tenth of one cent ($0.001) per share.

for	against	abstain
☐	☐	☐

4. PROPOSAL 4: To ratify the engagement of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the fiscal year ended August 31, 2010.
for	against	abstain
☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned does hereby appoint Klaus Eckhof, the true and lawful attorney and proxy with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of De Beira Goldfields Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on Monday August 30, 2010, at 3:30 p.m. local time, at the offices of Corporate Consultants Pty Ltd, 30 Ledgar Road, Balcatta, Western Australia, and at any adjournment(s), or postponement(s) thereof.  The undersigned hereby revokes any proxy or proxies given prior to the date hereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:   Please sign exactly as your name or names appear in the Company’s stock transfer books.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.
If the signer is a partnership, please sign in partnership name by authorized person.

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